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                                                           EXHIBIT 10.62.3

                             TERMINATION AGREEMENT

        This Termination Agreement (the "Agreement") is entered into and is effective as of February 28, 2000 (the Effective Date"), by and between Tritel Management, LLC, a Mississippi limited liability company ("Manager"), and TRITEL,INC., a Delaware corporation (the "Company"). Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Stockholders Agreement of the Company, dated as of the date hereof (the "Stockholders Agreement").

                                  WITNESSETH:

        WHEREAS Manager and Company have previously entered into a management agreement, dated January 7, 1999 (the "Management Agreement") by which Manager agreed to provide management services to Company in exchange for compensation; and

        WHEREAS Company has entered into a merger agreement, dated February ___, 2000 (the "Merger Agreement") with TeleCorp PCS, Inc., a Delaware corporation, and desires to end the management of Company's business by Manager.

        NOW, THEREFORE, for and in consideration of the premises, the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the execution and delivery hereof, the parties agree as follows:

        Section 1. Termination. As of the effective date, Company and Manager hereby agree to terminate the Management Agreement, including, without limitation, their respective rights, privileges and obligations relating thereto. Company and Manager shall be relieved of all liabilities and obligations of any type with respect to the Management Agreement.

        Section 2. Entire Agreement. The Agreement, constitutes the entire agreement and understanding between the parties hereto regarding the subject matter addressed therein.

        Section 3. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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        IN WITNESS WHEREOF, the parties have set their hands effective as of the date first written above.


                                                COMPANY:

                                                TRITEL, INC.

                                                    /s/  E.B. Martin, Jr.
                                                By:____________________________
                                                Name:
                                                Title:


                                                MANAGER:

                                                TRITEL MANAGEMENT, LLC

                                                    /s/ E.B. Martin, Jr.
                                                By:____________________________
                                                Name:
                                                Title: